Filed Pursuant to 424(b)(2)

Registration Statement on Form SB-2

SEC File No. 333-141327

PROSPECTUS

1,800,000 SHARES

COMMON STOCK

MAX NUTRITION, INC.

This is a resale prospectus for the resale of up to 1,800,000 shares of our common stock by the selling stockholders listed in this prospectus. Our largest shareholder, Nicholas Stone, our president, is registering 900,000 shares (or 50% of the shares being registered).We will not receive any proceeds from the sale of the shares.

Our common stock is not traded on any public market and, although we have initiated steps to have our common stock quoted on the Over-the-Counter Bulletin Board maintained by NASD ("OTCBB") upon the effectiveness of the registration statement of which this prospectus is a part, we may not be successful in such efforts, and our common stock may never trade in any public market.

Selling stockholders will sell at a fixed price of $.01 per share until our common shares are quoted on the Over-the-Counter Bulletin Board and thereafter at prevailing market prices, or privately negotiated prices. This offering will terminate on the earlier of the date on which the shares are eligible for resale without restrictions pursuant to Rule 144 under the Securities Act or the date on which all shares offered by this prospectus have been sold by the selling stockholders.

Investing in our common stock involves very high risks. See "Risk Factors" beginning on page 3 ..

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is July 24, 2007

PROSPECTUS SUMMARY

About Max Nutrition

Max Nutrition was organized as Wink Stone LLC, a limited liability company, in March 2005 to succeed an unincorporated business conducted by our founder since June 2004. It was converted into a corporation, incorporated in the state of Nevada, on January 12, 2007with the name Max Nutrition, Inc. We commenced revenue producing operations in June 2004 as an unincorporated entity D/B/A Max Nutrition. We have two full time employees and one part-time employee. One full time employee and the part-time employee are our two directors.

Max Nutrition operates within the nutritional supplements retail industry.  We are a retailer, located in West Hollywood, California, of health and wellness products, including vitamins, minerals, herbal, and specialty supplements, sports nutrition products, diet products and athletic sportswear.  Our product mix is focused on nutritional products, sold under nationally recognized third-party brands.

Max Nutrition has limited financial resources and has not established a source of equity or debt financing. We have incurred net losses of $16,864 in fiscal 2006 and $22,745 in fiscal 2005, had an accumulated deficit of $9,481 at October 31, 2006 and have never been profitable. Our auditors indicated that there is significant uncertainty about our ability to continue as a going concern in their report on our financial statements for the fiscal year ended October 31, 2006 because of operating losses and negative working capital.

In January 2007 we sold 900,000 shares of our common stock in a private placement at $.001 per share to 39 individuals.  Of the 900,000 shares, 250,000 (27.8%0 shares were sold to people directly related to at least one officer or director and 330,000 (36.7%) shares were sold to our counsel or holders associated with the firm of our counsel. .. The price per share was determined by our board of directors so as to be equal to our par value per share ($.001).  Our president is selling 900,000 or 50% of the 1,800,000 shares being registered. Upon the completion of this offering, our president will beneficially own 82% of our outstanding common stock assuming sale of all shares being registered We are registering the shares for resale (although not obligated to do so by virtue of any Registration Rights Agreement or other agreement) and are subjecting ourselves to the Exchange Act of ’34 reporting requirements because we believe that being a public entity will provide us benefits in visibility and the way that we are perceived by vendors and prospective customers, as well as the possibility of providing liquidity to our shareholders.

Our principal executive offices are located at 8531 Santa Monica Blvd., West Hollywood, CA 90069, and our telephone number is (310) 360-9242. We may refer to ourselves in this document as "Max Nutrition," "we," or "us."

The Offering

The shares being offered for resale under this prospectus by the selling stockholders identified herein consist of 18% of the outstanding shares of our common stock.

Shares of common stock offered by us	None

Shares of common stock which may be sold by the selling stockholders	1,800,000

Use of proceeds	We will not receive any proceeds from the resale of shares offered by the selling stockholders hereby, all of which proceeds will be paid to the selling stockholders.

Risk factors	The purchase of our common stock involves a high degree of risk.

Trading Market	None

Selling stockholders will sell at a fixed price of $.01 per share until our common shares are quoted on the Over-the-Counter Bulletin Board and thereafter at prevailing market prices, or privately negotiated prices.

SUMMARY FINANCIAL DATA

The following summary financial data should be read in conjunction with the financial statements and the notes thereto included elsewhere in this prospectus.

Balance Sheet Data:	October 31, 2006	April 30,2007
(unaudited)
Current assets	$ 36,303	$ 25,940

Current liabilities	$ 49,194	$ 54,844

Stockholders’ deficit	$ (381)	$ (17,204)

Income data:	Year ended October 31,		Six months ended April 30,

	2006	2005	2007	2006
Revenue	$484,838	$630,692	$169,225	$251,947
Gross profit	$119,808	$223,997	$117,762	$178,547
Net loss	$(16,864)	$(22,745)	$(17,723)	$(1,881)
Weighted average number of shares outstanding	9,100,000	9,100,000	9,602,210	9,100,000
Basic and diluted income (loss) per common share	*	*	*	*
* Less than $.01 per share

Basic and diluted loss per share has been calculated based on the weighted average number of shares outstanding assuming that Max Nutrition had converted from being an LLC to a corporation as of the first date of the first period presented.

RISK FACTORS

You should be aware that there are various risks to an investment in our common stock.  You should carefully consider these risk factors, together with all of the other information included in this prospectus, before you decide to invest in shares of our common stock.

If any of the following risks develop into actual events, then our business, financial condition, results of operations and/or prospects could be materially adversely affected. If that happens, the market price of our common stock, if any, could decline, and investors may lose all or part of their investment.

Risks Related to the Business

1.

Max Nutrition has limited financial resources. Absent financial resources we will be unable to undertake programs designed to expand our business other than those indicated in this prospectus.

Max Nutrition has limited financial resources and has not established a source of equity or debt financing. Max Nutrition will pay all costs relating to this offering, estimated at approximately $65,000, which is a sum that is vastly greater than funds received from the January 2007 private placement (and is significantly greater than our aggregate combined net losses in 2006 and 2005). This amount will be paid as and when necessary and required or otherwise accrued on the books and records of Max Nutrition until we are able to pay the full amount due either from revenues or loans from our president. Absent sufficient revenues to pay these amounts within six months of the effective date of this prospectus, our president has agreed to loan us the funds to cover the balance of outstanding professional and related fees relating to our prospectus to the extent that such liabilities cannot be extended or satisfied in other ways and our professionals insist upon payment (the agreement has been filed as Exhibit 10.2 to our Registration Statement of which this prospectus is a part). If and when loaned, the loan will be evidenced by a non-interest bearing unsecured corporate note to be treated as a loan until repaid, if and when Max Nutrition has the financial resources to do so.

Max Nutrition will require an increased level of cash from operations or some financing to expand our business. We estimate that this increase will need to be at least $50,000 per year. Despite the fact that our president is willing to consider providing us with a loan or advance on a case by case basis (for costs other than offering expenses), his resources are limited and do not permit him to make loans in excess of his commitment to lend us the amounts necessary to pay the costs of this offering. There can be no assurance that our operations will generate sufficient cash or that outside financing will be available or found. If Max Nutrition is unable to obtain needed cash resources or financing, we may not be able to maintain or expand revenue producing activities.

If we are unable to obtain financing or if the financing we do obtain is insufficient to cover any operating losses we may incur, we may substantially curtail our operations or seek other business opportunities through strategic alliances, acquisitions or other arrangements that may dilute the interests of existing stockholders. To date, no Max Nutrition officer, director or affiliate has had any preliminary contact or discussions with, nor are there any current plans, proposals, arrangements or understandings with any representatives of the owners of any business or company regarding the possibility of an acquisition or merger transaction referred to herein or otherwise.

2.

Max Nutrition has a history of significant operating losses and expects losses to continue for the foreseeable future.

Our independent auditors have added an explanatory paragraph to their audit report issued in connection with the financial statements for the fiscal year ended October 31, 2006 relative to our ability to continue as a going concern because of operating losses of $16,864 in fiscal 2006 and $22,745 in fiscal 2005 and an accumulated deficit of $9,481 and negative working capital of $12,891 at October 31, 2006. For the six months ended April 30, 2007 we incurred a loss of $17,723 and our accumulated deficit increased to $27,204.  Our revenues have not been sufficient to sustain our operations and we may continue to sustain losses for the foreseeable future.

Max Nutrition cannot be certain that our business strategy will be successful, or that we will be able to maintain or significantly increase our levels of revenue. Even if we are able to maintain current levels of revenue, we are likely to incur losses which may prevent us from satisfying obligations on a timely basis. If losses continue and we are unable to obtain financing sufficient to cover those losses, we may be unable to continue operations.

3.

Max Nutrition is and will continue to be completely dependent on the services of our founder and president, Nicholas Stone, the loss of whose services may cause our business operations to cease, and we will need to engage and retain qualified employees and consultants to further implement our strategy.

Max Nutrition’s operations and business strategy are completely dependent upon the knowledge and business contacts of Nicholas Stone, our president.  He is under no contractual obligation to remain employed by us.  If he should choose to leave us for any reason before we have hired additional personnel, our operations may fail.  Even if we are able to find additional personnel, it is uncertain whether we could find someone who could develop our business along the lines described herein.   We will fail without Mr. Stone or an appropriate replacement(s).  We intend to acquire key-man life insurance on the life of Mr. Stone naming us as the beneficiary when and if we obtain the resources to do so and Mr. Stone remains insurable. We have not yet procured such insurance, and there is no guarantee that we will be able to obtain such insurance in the future.  Accordingly, it is important that we are able to attract, motivate and retain highly qualified and talented personnel and independent contractors.

4.

Negative publicity or negative consumer perception of products we sell could cause fluctuations in our operating results and could have a material adverse effect on our financial position and our ability to generate revenues.

We are dependent upon the consumer’s perception of the safety and quality of products we sell. The consumer’s perception of products can be influenced by published research or findings and other publicity about product use. A product may be received favorably, resulting in high sales associated with that product that may not be sustainable as consumer preferences change. A research finding or publicity that is unfavorable or that questions earlier reports or publicity could have a material adverse effect on our ability to generate revenues. As a result of the above factors, our revenues may vary significantly from quarter to quarter. Negative publicity whether accurate or not, that associates ingestion of products sold by us with illness or other adverse effects, that questions the benefits of these products, or claims that these products are ineffective could have a material adverse effect on our revenues

5.

Our failure or slowness in responding to changing consumer preferences and demand for new products could significantly harm our product sales.

Our business is particularly subject to consumer trends and preferences, especially with regard to diet products. Our success depends in part on our ability to respond to consumer changes, and we may not be able to respond in a timely fashion to these changes. If we are unable to do so because of our inexperience or failure to discuss preferences with potential users, our customer relationships and product sales could be harmed significantly.

Furthermore, we believe (although we have not done any independent study) that the nutritional supplement industry is characterized by rapid and frequent changes in demand for products and new product introductions. Our failure to accurately predict these trends could negatively impact consumer opinion of our stores as a source for the latest products. This could harm our customer relationships and cause losses to our market share. The success of new product sales depends upon a number of factors, including our ability to:

•

accurately anticipate customer needs;

•

order new products quickly;

•

price these products competitively; and

•

differentiate these products from those of our competitors.

6.

We operate in a highly competitive industry. Our failure to compete effectively could adversely affect our market share, revenues, and growth prospects.

The nutritional supplements retail industry in the United States is extensive and heavily segmented. Included in this area are mail-order establishments, drugstores, specialty retailers, multi-level marketing companies, supermarkets, on-line entities, mass merchandisers, and a variety of other smaller participants. The market is also highly responsive to new products, including prescription drugs, which can quickly garner a significant share of the market. We compete for sales with national brands manufactured by large pharmaceutical and food companies, as well as other retailers. We may not be able to compete effectively and our attempt to do so may require us to reduce our prices, which may result in lower margins. Failure to effectively compete would adversely affect our market share, revenues, and growth prospects or may result in us being unable to continue in business.

7.

Nicholas Stone, our president and chief financial officer, has no meaningful accounting or financial reporting education or experience and, accordingly, our ability to timely meet Exchange Act reporting requirements is dependent to a degree upon others.

Nicholas Stone, our president who holds five executive positions with us, including chief financial officer and principal accounting officer, has no meaningful accounting or financial reporting education or experience. He is heavily dependent on advisors and consultants. As such, there is risk about our ability to comply with all financial reporting requirements accurately and on a timely basis.

8.

We intend to become subject to the periodic reporting  requirements  of the Securities Exchange Act of 1934,  which will require us to incur audit fees and legal fees in connection with the preparation of such reports.  These additional costs will reduce or eliminate our ability to earn a profit.

Following  the  effective  date of our  registration  statement  of  which  this prospectus is a part, we will be required to file  periodic  reports with the Securities and Exchange  Commission pursuant to the Securities  Exchange Act of 1934 and the  rules and  regulations  promulgated thereunder.  In order to comply with these requirements, our independent registered auditors will have to review our financial statements on a quarterly basis and audit our financial statements on an annual basis.  Moreover, our legal counsel will have to review and assist in the preparation of such reports.  The costs charged by these  professionals  for such services  cannot be accurately  predicted at this time because factors such as the number and type of  transactions  that we engage in and the complexity of our reports  cannot be  determined  at this time and will have a major affect on the  amount of time to be spent by our  auditors  and  attorneys.  However, the incurrence of such costs will obviously be an expense to our operations and thus have a negative effect on our ability to meet our overhead requirements and earn a profit. We may be exposed to potential risks resulting from new requirements under Section 404 of the Sarbanes-Oxley Act of 2002. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly.

Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, we will be required, beginning with our fiscal year ending October 31, 2008, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting as of the end of fiscal 2008. Furthermore, our independent registered public accounting firm will be required to attest to whether our assessment of the effectiveness of our internal control over financial reporting is fairly stated in all material respects and separately report on whether it believes we have maintained, in all material respects, effective internal control over financial reporting as of October 31, 2008. We have not yet completed our assessment of the effectiveness of our internal control over financial reporting. We expect to incur additional expenses and diversion of management’s time as a result of performing the system and process evaluation, testing and remediation required in order to comply with the management certification and auditor attestation requirements.

We do not have a sufficient number of employees to segregate responsibilities and may be unable to afford increasing our staff or engaging outside consultants or professionals to overcome our lack of employees. During the course of our testing, we may identify other deficiencies that we may not be able to remediate in time to meet the deadline imposed by the Sarbanes-Oxley Act for compliance with the requirements of Section 404. In addition, if we fail to achieve and maintain the adequacy of our internal controls, as such standards are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act. Moreover, effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to help prevent financial fraud. If we cannot provide reliable financial reports or prevent fraud, our business and operating results would be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly.

9.

We have only two directors who are both our only officers and are married to each other, which limits our ability to establish effective independent corporate governance procedures and increases the control of our president.

We have only two directors, one of which is our president and chairman. These two directors, Nicholas Stone and Jennifer L. Stone, are married to each other. Accordingly, we cannot establish board committees comprised of independent members to oversee functions like compensation or audit issues. In addition, a tie vote of board members is decided in favor of the chairman, which gives him significant control over all corporate issues.

Until we have a larger board of directors which would include some independent members, if ever, there will be limited oversight of our president’s decisions and activities and little ability for minority shareholders to challenge or reverse those activities and decisions, even if they are not in the best interests of minority shareholders.

10.

We do not have product liability insurance and product liability claims could hurt our business.

Currently, we do not have product liability insurance, although the insurance carried by our suppliers may cover certain product liability claims against us. As a retailer of health and wellness products and other products that are ingested by consumers, we may become subjected to various product liability claims, including that:

•	the products that we sell contain contaminants;

•	the products that we sell contain inadequate instructions as to their uses; or

•	the products that we sell contain inadequate warnings concerning side effects and interactions with other substances.

If our suppliers’ product liability insurance fails to cover product liability claims or other product liability claims, or any product liability claims exceeds the amount of coverage provided by such policies or if we are unsuccessful in any third party claim against the manufacturer or if we are unsuccessful in collecting any judgment that may be recovered by us against the manufacturer, we could be required to pay substantial monetary damages which could materially harm our business, financial condition and results of operations. As a result, we may become required to pay higher premiums and accept higher deductibles in order to secure adequate insurance coverage in the future. Especially since we do not have direct product liability insurance, it is possible that product liability claims and the resulting adverse publicity could negatively affect our business.

Risks Related to Our Common Stock

11.

Shareholders may be diluted significantly through our efforts to obtain financing and satisfy obligations through issuance of additional shares of our common stock.

We have no committed source of financing. Wherever possible, our board of directors will attempt to use non-cash consideration to satisfy obligations. In many instances, we believe that the non-cash consideration will consist of restricted shares of our common stock. Our board of directors has authority, without action or vote of the shareholders, to issue all or part of the authorized (74,000,000) but unissued (64,000,000) common shares. In addition, if a trading market develops for our common stock, we may attempt to raise capital by selling shares of our common stock, possibly at a discount to market.

We also believe that the potential of issuing restricted shares of our common stock to vendors or others who may be in a position to refer business or customers to us would enable us to operate and expand our business more effectively. We will also consider attempting to settle vendor obligations through the issuance of shares.

The foregoing actions will result in dilution of the ownership interests of existing shareholders, may further dilute common stock book value, and that dilution may be material. If the shares distributed to vendors or others are sold into any trading market that develops, the impact may be to cause share prices to decrease materially. Alternatively, we may incur significant expenses that contractors/vendors will not be willing to accept shares of our stock in lieu of cash payment. Such issuances may also serve to enhance existing management’s ability to maintain control of Max Nutrition because the shares may be issued to parties or entities committed to supporting existing management.

12.

Our articles of incorporation provide for indemnification of officers and directors at our expense and limit their liability which may result in a major cost to us and hurt the interests of our shareholders because corporate resources may be expended for the benefit of officers and/or directors.

Our articles of incorporation and applicable Nevada law provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on our behalf. We will also bear the expenses of such litigation for any of our directors, officers, employees, or agents, upon such person's written promise to repay us therefore if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by us which we will be unable to recoup.

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification for liabilities arising under federal securities laws, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with the securities being registered, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter if it were to occur is likely to be very costly and may result in us receiving negative publicity, either of which factors is are likely to materially reduce the market and price for our shares, if such a market ever develops.

13.

Currently, there is no public market for our securities, and there can be no assurances that any public market will ever develop or that our common stock will be quoted for trading and, even if quoted, it is likely to be subject to significant price fluctuations.

Prior to the date of this prospectus, there has been no trading market for our common stock, and there is currently no public market whatsoever for our securities. Consequently, our shareholders will not be able to sell their shares in an organized market place unless they sell their shares privately. If this happens, our shareholders might not receive a price per share which they might have received had there been a public market for our shares.

A market maker has filed the necessary documents to have our securities quoted on the OTCBB maintained by the NASD commencing upon the effectiveness of our registration statement of which this prospectus is a part. There can be no assurance as to whether such market maker’s application will be accepted by the NASD or, if accepted, how long the process will take. We will not be quoted on the OTCBB unless the registration statement of which this prospectus is a part is current and we are current in our periodic reports filed with the SEC. If our securities are not quoted on the OTCBB, there will be no liquidity for the shares of our shareholders. We are not permitted to file such application on our own behalf.

If the application is accepted, there can be no assurances as to whether

•

any market for our shares will develop;

•

the prices at which our common stock will trade; or

•

the extent to which investor interest in us will lead to the development of an active, liquid trading market.  Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors.

In addition, our common stock is unlikely to be followed by any market analysts, and there may be few institutions acting as market makers for our common stock. Either of these factors could adversely affect the liquidity and trading price of our common stock. Until our common stock is fully distributed and an orderly market develops in our common stock, if ever, the price at which it trades is likely to fluctuate significantly. Prices for our common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock, developments affecting our business, including the impact of the factors referred to elsewhere in these Risk Factors, investor perception of Max Nutrition and general economic and market conditions.  No assurances can be given that an orderly or liquid market will ever develop for the shares of our common stock.

Because of the anticipated low price of the securities, many brokerage firms may not be willing to effect transactions in these securities.  See the “Plan of Distribution” subsection entitled “Selling Shareholders and any purchasers of our securities should be aware that any market that develops in our stock will be subject to the penny stock restrictions.” and Risk Factor #15 below.

14.

Any market that develops in shares of our common stock will be subject to the penny stock regulations and restrictions which will create a lack of liquidity and make trading difficult or impossible.

The trading of our securities, if any, will be in the over-the-counter market which is commonly referred to as the OTCBB as maintained by the NASD. As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of our securities.

SEC Rule 15g-9 (as most recently amended and effective on September 12, 2005) establishes the definition of a "penny stock," for purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions. It is likely that our shares will be considered to be penny stocks for the immediately foreseeable future. This classification severely and adversely affects the market liquidity for our common stock.

For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person's account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.  In order to approve a person's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

•

the basis on which the broker or dealer made the suitability determination, and

•

that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because of these regulations, broker-dealers may not wish to engage in the above-referenced necessary paperwork and disclosures and/or may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in any secondary market and have the effect of reducing the level of trading activity in any secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities, if and when our securities become publicly traded. In addition, the liquidity for our securities may decrease, with a corresponding decrease in the price of our securities. Our shares, in all probability, will be subject to such penny stock rules for the foreseeable future and our shareholders will, in all likelihood, find it difficult to sell their securities.

15.

The market for penny stocks has experienced numerous frauds and abuses which could adversely impact investors in our stock.

We believe that the market for penny stocks has suffered from patterns of fraud and abuse. Such patterns include:

•

Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

•

Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

•

“Boiler room" practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;

•

Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

•

Wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

We believe that many of these abuses have occurred with respect to the promotion of low price stock companies that lacked experienced management, adequate financial resources, an adequate business plan and/or marketable and successful business or product.

16.

Any trading market that may develop may be restricted by virtue of state securities “Blue Sky” laws which prohibit trading absent compliance with individual state laws. These restrictions may make it difficult or impossible to sell shares in those states.

There is no public market for our common stock, and there can be no assurance that any public market will develop in the foreseeable future.  Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws.  Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions.  Because the securities registered hereunder have not been registered for resale under the blue sky laws of any jurisdiction, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. These restrictions prohibit the secondary trading of our common stock. We will take the steps necessary to qualify our securities in 33 states which offer manual trade exemptions. We currently do not intend to and may not be able to qualify securities for resale in approximately 17 states which do not offer manual exemptions and require shares to be qualified before they can be resold by our shareholders. Accordingly, investors should consider the secondary market for our securities to be a limited one.  If no trading market develops or if our shares do not become eligible for trading in any state, holders of these shares will only be able to sell their shares in private transactions. See also “Plan of Distribution-State Securities-Blue Sky Laws.”

17.

Our board of directors has the authority, without stockholder approval, to issue preferred stock with terms that may not be beneficial to common stockholders and with the ability to affect adversely stockholder voting power and perpetuate their control over Max Nutrition

Our articles of incorporation allow us to issue shares of preferred stock without any vote or further action by our stockholders. Our board of directors has the authority to fix and determine the relative rights and preferences of preferred stock. Our board of directors also has the authority to issue preferred stock without further stockholder approval, including large blocks of preferred stock. As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders the preferred right to our assets upon liquidation, the right to receive dividend payments before dividends are distributed to the holders of common stock and the right to the redemption of the shares, together with a premium, prior to the redemption of our common stock.

18.

All 1,800,000 shares of our common stock being registered in this offering may be sold by selling stockholders subsequent to the effectiveness of our registration statement, of which this prospectus is a part. A significant volume of sales of these shares over a short or concentrated period of time is likely to depress the market for and price of our shares in any market that may develop.

All 1,800,000 shares of our common stock held by 40 shareholders that are being registered in this offering may be sold subsequent to effectiveness of our registration statement either at once and/or over a period of time. These sales may take place because all of these shares of common stock are being registered hereunder and, accordingly, reliance upon Rule 144 is not necessary. See also “Selling Stockholders” and “Plan of Distribution” elsewhere in this prospectus. The ability to sell these shares of common stock and/or the sale thereof reduces the likelihood of the establishment and/or maintenance of an orderly trading market for our shares at any time in the near future.

19.

The ability of our president to control our business may limit or eliminate minority shareholders’ ability to influence corporate affairs.

Upon the completion of this offering, our president will beneficially own 82% of our outstanding common stock assuming sale of all shares being registered. Because of his beneficial stock ownership, our president will be in a position to continue to elect our board of directors, decide all matters requiring stockholder approval and determine our policies. The interests of our president may differ from the interests of other shareholders with respect to the issuance of shares, business transactions with or sales to other companies, selection of officers and directors and other business decisions. The minority shareholders would have no way of overriding decisions made by our president. This level of control may also have an adverse impact on the market value of our shares because our president may institute or undertake transactions, policies or programs that result in losses, may not take any steps to increase our visibility in the financial community and/or may sell sufficient numbers of shares to significantly decrease our price per share.

20.

We do not expect to pay dividends in the foreseeable future

We have never paid any dividends on our common stock. We do not expect to pay cash dividends on our common stock at any time in the foreseeable future. The future payment of dividends directly depends upon our future earnings, capital requirements, financial requirements and other factors that our board of directors will consider. Since we do not anticipate paying cash dividends on our common stock, return on your investment, if any, will depend solely on an increase, if any, in the market value of our common stock.

21.

Because we are not subject to compliance with rules requiring the adoption of certain corporate governance measures, our stockholders have limited protections against interested director transactions, conflicts of interest and similar matters.

The Sarbanes-Oxley Act of 2002, as well as rule changes proposed and enacted by the SEC, the New York and American Stock Exchanges and the Nasdaq Stock Market, as a result of Sarbanes-Oxley, require the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities which are listed on those exchanges or the Nasdaq Stock Market. Because we are not presently required to comply with many of the corporate governance provisions and because we chose to avoid incurring the substantial additional costs associated with such compliance any sooner than legally necessary, we have not yet adopted these measures.

Because none of our directors are independent directors, we do not currently have independent audit or compensation committees. As a result, these directors have the ability, among other things, to determine their own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations. We intend to comply with all corporate governance measures relating to director independence as, if and when required.

For all of the foregoing reasons and others set forth herein, an investment in our securities in any market which may develop in the future involves a high degree of risk.

USE OF PROCEEDS

In January 2007, upon incorporation in Nevada, 9,100,000 shares of our common stock were issued to our president and founder, Nicholas Stone.  Thereafter in January 2007 we sold 900,000 shares of our common stock to 39 people for $900.  The sale of such shares was not specifically or solely intended to raise financing since the funds raised were de minimis.  It was also intended to get relatives and/ our business associates of management involved in our business.  Although these stockholders have no obligation to provide any services to us, management hopes that these new stockholders and their families may provide us with valuable services such as recommending our services and providing us with business advice in any areas of expertise or knowledge that they may have that can be of value and assistance to us.

We will not receive any of the proceeds from the sale of shares of the common stock offered by the selling stockholders. We are registering 1,800,000 of our 10,000,000 currently outstanding shares of common stock for resale to provide the holders thereof with freely tradable securities, but the registration of such shares does not necessarily mean that any of such shares will be offered or sold by the holders thereof.

SELLING STOCKHOLDERS

At June 20,2007, we had 40 shareholders:

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Of the total outstanding shares, 9,100,000 shares were issued (on January 12, 2007) to one individual, Nicholas Stone, our president and founder, in exchange for all of the outstanding membership units of Wink Stone LLC. That exchange, in effect, converted us from a limited liability company to a C corporation.

•

An additional 900,000 shares were issued to 39 additional shareholders at $.001 per share for $900 in cash in January 2007.  Of the 900,000 shares, 250,000 (27.8%) shares were sold to people directly related to at least one officer or director and 330,000 (36.7%) shares were sold to our counsel or holders associated with the firm of our counsel.  The shareholders include 11 minor children whose 110,000 shares were purchased by their parents and given to them. With the exception of such minor children, these stockholders had an opportunity to ask questions of and receive answers from our executive officer and were provided with access to our documents and records in order to verify the information provided.   Each of these shareholders who was not an accredited investor represented that he/she had such knowledge and experience in financial and business matters that he/she was capable of evaluating the merits and risks of the investment, and we had grounds to reasonably believe immediately prior to making any sale that such purchaser comes within this description.  All transactions were negotiated in face-to-face or telephone discussions between our executives and the individual purchaser, each of whom indicated that they met the standards for participation in a non-public offering under Section 4(2) of the Securities Act of 1933 as amended, and Max Nutrition has made a determination that each of such investors are “sophisticated investors”  meaning that each is an investor who has sufficient knowledge and experience with investing and that he/she is able to evaluate the merits of an investment.  Because of the sophistication of each investor as well as, education, business acumen, financial resources and position, each such investor had an equal or superior bargaining position in its dealings with Max Nutrition.  In addition to providing proof that each shareholder paid for their shares as indicated in their respective investment letters, such letters also verify that each shareholder was told prior to and at the time of his or her investment, that he/she would be required to act independently with regard to the disposition of shares owned by them and each shareholder agreed to act independently. Each investor signed the same form of Investment Letter. A Form of that Investment Letter is filed as Exhibit 10.3 to our registration statement of which this prospectus is a part.

No underwriter participated in the foregoing transactions, and no underwriting discounts or commissions were paid, nor was any general solicitation or general advertising conducted.  The securities bear a restrictive legend, and stop transfer instructions are noted on our stock transfer records.

All shares offered under this prospectus may be sold from time to time for the account of the selling stockholders named in the following table. The table also contains information regarding each selling stockholder's beneficial ownership of shares of our common stock as of June 20, 2007, and as adjusted to give effect to the sale of the shares offered hereunder.

Selling Security Holder	Shares Owned Before Offering	Shares Being Offered	Number and Percentage of Shares To Be Owned After Offering Completed*	Relationship To Max Nutrition or Affiliates

Stone, Nicholas	9,100,000	900,000	8,200,000	Chairman and president
			82%
Stone, Jennifer L.	200,000	200,000	0	Director and secretary, Wife of Nicholas Stone
Stone, Jade	10,000	10,000	0	Minor child of Nicholas and Jennifer Stone
Deborah Pio	10,000	10,000		Business associate
Bisson, Douglas	10,000	10,000	0	Business associate
Bottega, Holly	30,000	30,000	0	Assistant to Gary B. Wolff
Bruning, Gary	10,000	10,000	0	Father of Jennifer L. Stone
Bruning, Carla	10,000	10,000	0	Mother of Jennifer L. Stone
Bruning, Josh	10,000	10,000	0	Brother of Jennifer L. Stone
Bruning, Abbie	10,000	10,000	0	Sister of Jennifer L. Stone
Burke, Aiden	10,000	10,000	0	Minor child of business associate
Burke, Bridgit	10,000	10,000	0	Minor child of business associate
Burke, Kathleen	10,000	10,000	0	Minor child of business associate
Burke, Maureen	10,000	10,000	0	Business associate
Burke, Owen	10,000	10,000	0	Business associate
Burke, Patrick	10,000	10,000	0	Business associate
Clements, Andrea	10,000	10,000	0	Business associate
D`Alessandro, Chris	10,000	10,000	0	Business associate
Griffith, John	10,000	10,000	0	Business associate
Howland, Kyle	10,000	10,000	0	Business associate
Howland, Liza	10,000	10,000	0	Minor child of business associate
Howland, Sean	10,000	10,000	0	Business associate
Howland, Tess	10,000	10,000	0	Minor child of business associate
Hughes, Claire	10,000	10,000	0	Business associate
Hughes, Dennis	10,000	10,000	0	Business associate
Hughes, Mary Claire	10,000	10,000	0	Minor child of business associate
Hughes, Patrick	10,000	10,000	0	Minor child of business associate
Lawrence, David	10,000	10,000	0	Minor child of business associate
Lawrence, Emma	10,000	10,000	0	Minor child of business associate
Lawrence, Sarah	10,000	10,000	0	Minor child of business associate
Lawrence, Shawn	10,000	10,000	0	Business associate
McBride, Peter	10,000	10,000	0	Business associate
Molesworth, Nancy	10,000	10,000	0	Business associate
Savoy, Camille	10,000	10,000	0	Business associate
Schneer, Stephen	20,000	20,000	0	Business associate
Thomas Pio	10,000	10,000	0	Business associate
Sundberg, Edward	10,000	10,000	0	Business associate
Viens, Donna	10,000	10,000	0	Business associate
Brian Wolff	10,000	10,000	0	Business associate
Wolff, Gary	300,000	300,000	0	Counsel to Max Nutrition

Total	10,000,000	1,800,000	8,200,000

* Percentage is only indicated if greater than 1%

None of the Selling Stockholders are broker/dealers or affiliates of broker/dealers.

Nicholas Stone, our president, and Jennifer L. Stone, a director and our secretary, are Selling Stockholders and will be considered to be an underwriter for purposes of this offering. Mr. Stone’s current intentions are to remain with us regardless of whether he sells all or a substantial portion of his stockholdings in us.  He nevertheless is offering approximately 9.89% of his shareholder interest (900,000 shares out of his total holdings of 9,100,000 shares) in this offering (9% of all outstanding common shares) since otherwise sales by him would be restricted to 1% (or approximately 100,000 shares) of all outstanding Max Nutrition shares every three months in accordance with Rule 144.  As an officer/control person of Max Nutrition, Mr. Stone may not avail himself of the provisions of Rule 144(k) which otherwise would permit a non-affiliate to sell an unlimited number of restricted shares provided that the two-year holding period requirement is met.

Selling Stockholders will sell at a fixed price of $.01 per share until our common shares are quoted on the Over-The-Counter Bulletin Board and thereafter at prevailing market prices, or privately negotiated prices.  All non-management shareholders received their shares in a private placement in January 2007 for $.001 per share.

DETERMINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined by us and does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value.  The general facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market.  In considering the offering price, we considered two specific factors:

Operating performance -  we have a net stockholders’ deficit and are operating at a loss and have never been profitable.  Therefore, our shares have a negative book value.  In addition, our auditors included an explanatory  paragraph in their report on our financial statements for the fiscal year ended October 31, 2006 indicating that there is significant uncertainty about our ability to continue as a going concern in their report.

Previous sale of shares - the price per share of $.001 that was paid for 900,000 of our shares by 39 of our shareholders in our private placement in January 2007.  Of the 900,000 shares, 250,000 (27.8%) shares were sold to people directly related to at least one officer or director and 330,000 (36.7%) shares were sold to our counsel or holders associated with the firm of our counsel.   All of our other 9,100,000 outstanding shares were issued in exchange for all of the outstanding membership units of Wink Stone LLC. That exchange, in effect, converted us from a limited liability company to a C corporation.  Accordingly, in determining the offering price, we selected $.01 per share which was the nearest full cent higher than the price per share paid by our 39 other stockholders (excluding our president).

Although our common stock is not listed or quoted on a public exchange, a market maker has agreed to file a Rule 211 application with the NASD to enable our securities to be quoted on the Over-the-Counter Bulletin Board (OTCBB). There can be no assurance as to whether such market maker’s application will be accepted by the NASD or, if accepted, how long the process will take. The market maker is expected to file the necessary application with the NASD on or before June 30, 2007.

In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. Our registration statement, of which this prospectus is a part, must be effective in order for our securities to be eligible for quotation on the OTCBB. There is no assurance that our common stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the common stock, investor perception of us and general economic and market conditions.

DIVIDEND POLICY

We have never paid a cash or any other form of dividend on our common stock, and we do not anticipate paying cash dividends in the foreseeable future.  Moreover, any future credit facilities might contain restrictions on our ability to declare and pay dividends on our common stock. We plan to retain all earnings, if any, for the foreseeable future for use in the operation of our business and to fund the pursuit of future growth. Future dividends, if any, will depend on, among other things, our results of operations, capital requirements and on such other factors as our board of directors, in its discretion, may consider relevant.

MARKET FOR SECURITIES

There is no public market for our common stock, and a public market may never develop. While we have located a market maker that has filed an application with the NASD on our behalf so as to be able to quote the shares of our common stock on the OTCBB maintained by the NASD commencing upon the effectiveness of our registration statement of which this prospectus is a part, there can be no assurance as to whether such market maker’s application will be accepted by the NASD, or, if accepted, how long the process will take. We are not aware of any material conditions which must be satisfied in order to permit stock price quotation other than properly and adequately responding to any and all NASD comments as may be generated from filing of the 211 application.  Even if our common stock were quoted in a market, there may never be substantial activity in such market.  If there is substantial activity, such activity may not be maintained, and no prediction can be made as to what prices may prevail in such market.

There is no Max Nutrition common equity subject to outstanding options or warrants to purchase or securities convertible into common equity of Max Nutrition.

The number of shares of Max Nutrition common stock that could be sold by each of our stockholders pursuant to Rule 144 (once we are eligible therefore) is up to 1% of 10,000,000 (i.e., 100,000 shares) each three (3) months by each Max Nutrition shareholder. Based upon current ownership, the number of shares eligible would be 700,000 shares as follows: 100,000 shares which may be sold by our president, commencing 90 days from the date of this prospectus, and an aggregate of 600,000 shares which may be sold by our 39 other shareholders commencing on or about January 19, 2008.

Max Nutrition has agreed to register 1,800,000 shares of the 10,000,000 shares currently outstanding for sale by security holders.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain matters discussed herein are forward-looking statements.  Such forward-looking statements contained in this prospectus which is a part of our registration statement involve risks and uncertainties, including statements as to:

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our future operating results;

•

our business prospects;

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our contractual arrangements and relationships with third parties;

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the dependence of our future success on the general economy;

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our possible financings; and

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the adequacy of our cash resources and working capital

These forward-looking statements can generally be identified as such because the context of the statement will include words such as we “believe," “anticipate,” “expect,” “estimate” or words of similar meaning.  Similarly, statements that describe our future plans, objectives or goals are also forward-looking statements.  Such forward-looking statements are subject to certain risks and uncertainties which are described in close proximity to such statements and which could cause actual results to differ materially from those anticipated as of the date of this prospectus.   Shareholders, potential investors and other readers are urged to consider these factors in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.   The forward-looking statements included herein are only made as of the date of this prospectus, and we undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Operations

Periods ended October 31, 2006 and 2005

We commenced operations as an unincorporated entity D/B/A Max Nutrition in June 2004 and were incorporated as a limited liability company in March 2005. We converted into a corporation in January 2007. Our revenue generating activities arise from product sales made in our two retail stores located in the Hollywood section of Los Angeles.

We distribute products in four broad categories:

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wellness products, comprising approximately 20% of total sales for both 2006 and 2005

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weight loss products, comprising approximately 40% of total sales for both 2006 and 2005

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fitness products, comprising approximately 20% of total sales for both 2006 and 2005 and

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athletic sportswear comprising approximately 20% of total sales for both 2006 and 2005.

Products include herbal formulas, vitamins, minerals, antioxidants and personal care products. Most of our customers walk in from the street. Many are repeat customers or have heard about us through word of mouth. We do not advertise. Our goal is to establish significant credibility with our customers by providing knowledgeable customer service in regards to the nutritional supplements that customers are seeking to purchase.  Those sales decreased from 2005 to 2006, but the product mix remained the same.

A summary of operations is for fiscal years ended October 31, 2006 and 2005 is as follows;

	2006	2005

Sales	$484,838	$630,692

Cost of sales	365,030	406,695

Gross profit	119,808	223,997

General and administrative	136,672	246,742

Net loss	$(16,864)	$(22,745)

The principal differences are:

Sales – product sales decreased 23.1% from 2005. Our approach remained the same, but decreases resulted from lesser sales and product mix. We believe, based on our observations and conversations with customers, that we lost some sales to customers purchasing products on the Internet. As a result, we have lowered some prices. The implementation of new product sales and expansion of our customer base are fundamental to our future growth. We expect the industry to grow due in part to an aging U.S. population, rising healthcare costs, and the desire by many to live longer, healthier lives. We depend entirely on walk in business. There was a decline in walk in customers in 2006. We do not know the reason for that decline other than the possible loss of these customers to Internet vendors.

Cost of sales – cost of sales decreased $41,665 but as a percentage of sales went from 64.5% in 2005 to 75.3% in 2006. The increase in both cost and percentage was again based on product mix and competition from Internet vendors. We sold items that were more expensive to purchase without being able to pass through such cost increase to customers.

Gross profit – We realized a gross profit of 24.7% in 2006 compared to 35.5% in 2005. The reasons for the decrease are explained as above.

General and administrative – decreased in 2006 compared to 2005 because of decreases in salaries ($74,544), professional fees (15,000) and credit card fees (7,168).

Net loss for the year ended October 31, 2006, was $16,864, decreasing 25.9% from the comparable prior year period’s loss of $22,745. The sales decrease and the cost of sales factors described above are the primary reasons for this decrease.

Periods ended April 30, 2007 and 2006 (unaudited)

      A summary of operations is:

	2007	2006

Sales	$16,225	$251,947

Cost of sales	117,762	178,547

Gross profit	51,463	73,400

General and administrative	69,186	75,281

Net income (loss)	$(17,723)	$(1,881)

The principal differences are:

Sales – product sales decreased 32.8% from 2006. Our approach still remains the same, but decreases resulted from fewer sales. We believe, based on our observations and conversations with customers, that we lost some sales to customers purchasing products on the Internet. As a result, we have lowered some prices. The implementation of new product sales and expansion of our customer base are fundamental to our future growth. We expect the industry to grow due in part to an aging U.S. population, rising healthcare costs, and the desire by many to live longer, healthier lives. We depend entirely on walk in business. There was a decline in walk in customers in 2006 that remains through the first quarter of 2007. We do not know the reason for that decline other than the possible loss of these customers to Internet vendors.

Cost of sales -  cost of sales decreased $60,785 and as a percentage of sales went from 70.9% in 2006 to 69.6% in 2007.  The decrease in both cost and percentage was based on product mix.

Gross profit – we realized a gross profit of 30.4% in 2007 compared to 29.1% in 2006.  The reasons for the decrease are explained as above.

General and administrative -  decreased in 2007 compared to 2006 primarily because of decreased credit card fees ($6,400).

Net loss for the six months ended April 30, 2007, was $17,723, increasing 15,842 from the comparable prior year period’s loss of $1,881.  The sales decrease is the primary reason for this decrease.

As a corporate policy, we will not incur any cash obligations that we cannot satisfy with known resources, of which there are currently none except as described in “Liquidity” below and/or elsewhere in this prospectus.  We believe that the perception that many people have of a public company make s it more likely that they will accept securities from a public company as consideration for indebtedness to them than they would from a private company.  We have not performed any studies of this matter.  Our conclusion is based on our own observations.  However, there can be no assurances that we will be successful in any of those efforts even if we are a public entity.  Additionally, issuance of shares would necessarily dilute the percentage of ownership interest of our stockholders.

Issuing restricted shares of our common stock to vendors or others who may be in a position to refer business or customers to us would enable us to operate and expand our business more effectively.  Having shares of our common stock may also give vendors and others a greater feeling of identity with us which may result in more referred business.  Conversely, such issuances of our shares would necessarily dilute the percentage of ownership interest of our existing stockholders.

Liquidity

Max Nutrition will pay all costs relating to this offering estimated at approximately $65,000.  This amount will be paid as and when necessary and required or otherwise accrued on the books and records of Max Nutrition until we are able to pay the full amount due either from revenues or loans from our president.  Absent sufficient revenues to pay these amounts within six months of the effective date of this prospectus, our president has agreed to loan us the funds to cover the balance of outstanding professional and related fees relating to our prospectus to the extent that such liabilities cannot be extended or satisfied in other ways and our professionals insist upon payment.  If and when loaned, the loan will be evidenced by a noninterest-bearing unsecured corporate note to be treated as a loan until repaid, if and when Max Nutrition has the financial resources to do so.  A formal written arrangement exists with respect to our president’s commitment to loan funds for this purpose and, accordingly, the agreement between Max Nutrition, our president and our counsel (filed as Exhibit 10.2) is binding upon all parties.

Despite the fact that our president is willing to consider providing us with a loan or advance on a case by case basis (for costs other than offering expenses), his resources are limited and do not permit him to make loans in excess of his commitment to lend us the amounts necessary to pay the costs of this offering. We do not believe that we can rely on the likelihood of an y significant advance if we are unable to pay standard operating costs. Max Nutrition does not have any credit facilities or other commitments for debt or equity financing. No assurances can be given that advances when needed will be available. We do not believe that we need funding to undertake our operations at our current level because we do not have a capital intensive business. We maintain relatively small levels of inventory and only require a telephone and cash register to operate the business. We do no t perform significant amount of advertising. Private capital, if sought, will be sought from former business associates of our founder or private investors referred to us by those business associates.  To date, we have not sought any funding source and have not authorized any person or entity to seek out funding on our behalf. If a market for our shares ever develops, of which there can be no assurances, we will use shares to compensate employees/consultants and independent contractors wherever possible.

We have embarked upon an effort to become a public company and, by doing so, have incurred and will continue to incur additional significant expenses for legal, accounting and related services. Once we become a public entity, subject to the reporting requirements of the Exchange Act of '34, we will incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses for annual reports and proxy statements. We estimate that these costs will range up to $50,000 per year for the next few years and will be higher if our business volume and activity increases but lower during the first year of being public because our overall business volume will be lower, and we will not yet be subject to the requirements of Section 404 of the Sarbanes-Oxley Act of 2002. These obligations will reduce our ability and resources to fund other aspects of our business. We hope to be able to use our status as a public company to increase our ability to use non-cash means of settling day-to-day business obligations and compensate independent contractors who provide professional services to us, although there can be no assurances that we will be successful in any of those efforts. We will reduce the compensation levels paid to our president if there is insufficient cash generated from operations to satisfy these costs.

There are no current plans to seek private investment.  We do not have any current plans to raise funds through the sale of securities.  We hope to be able to use our status as a public company to enable us to use non-cash means of settling obligations and compensate persons and/or firms providing services or products to us, although there can be no assurances that we will be successful in any of those efforts.  Issuing shares of our common stock to such persons instead of paying cash to them would enable us to operate and expand our business.  Having shares of our common stock may also give persons a greater feeling of identity with us which may result in referrals.  To date, we have not sought any funding source and have not authorized any person or entity to seek out funding on our behalf.

In January 2007, Max Nutrition sold 900,000 shares of its common stock to 39 people for $900. Of the 900,000 shares, 250,000 (27.8%) shares were sold to people directly related to at least one officer or director and 330,000 (36.7%) shares were sold to our counsel or holders associated with the firm of our counsel.    The sale of such shares was not specifically or solely intended to raise financing since the funds raised were de minimis.  It was principally intended to get relatives, friends and/or business associates of management involved in our business.  Although these stockholders have no obligation to provide any services to us, management hopes that these new stockholders and their families may provide us with valuable services such as recommending us to potential customers and providing us with business advice in any areas of expertise or knowledge that they may have that can be of value and assistance to us.   A description of the factors relating to our offering price is set forth in “Determination of Offering Price.”

We have no off balance sheet arrangements, obligations under any guarantee contracts or contingent obligations. We also have no other commitments, other than of store leases and the costs of being a public company that will increase our operating costs or cash requirements in the future.

Recent Accounting Pronouncements

In June 2003, the Securities and Exchange Commission adopted final rules under Section 404 of the Sarbanes-Oxley Act of 2002. Commencing with our annual report for the year ended October 31, 2008, we will be required to include a report of management on our internal control over financial reporting. The internal control report must include a statement.

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of management’s responsibility for establishing and maintaining adequate internal control over our financial reporting;

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of management’s assessment of the effectiveness of our internal control over financial reporting as of year end;

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of the framework used by management to evaluate the effectiveness of our internal control over financial reporting; and

that our independent accounting firm has issued an attestation report on management’s assessment of our internal control over financial reporting, which report is also required to be filed

Critical Accounting Policies

The preparation of financial statements and related notes requires us to make judgments, estimates, and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses, and related disclosure of contingent assets and liabilities. An accounting policy is considered to be critical if it requires an accounting estimate to be made based on assumptions about matters that are highly uncertain at the time the estimate is made, and if different estimates that reasonably could have been used, or changes in the accounting estimates that are reasonably likely to occur periodically, could materially impact the financial statements.

An accounting policy is considered to be critical if it requires an accounting estimate to be made based on assumptions about matters that are highly uncertain at the time the estimate is made, and if different estimates that reasonably could have been used, or changes in the accounting estimates that are reasonably likely to occur periodically, could materially impact the financial statements.

Financial Reporting Release No. 60 requires all companies to include a discussion of critical accounting policies or methods used in the preparation of financial statements.  Note 2 to the financial statements, included elsewhere in this prospectus, includes a summary of the significant accounting policies and methods used in the preparation of our financial statements.  The following is a brief discussion of the more significant accounting policies and methods used by us.

Revenue recognition: We recognize revenues at the moment a sale to a customer is complete. We are a retail business. Sales are complete when a customer makes payment in cash or credit card and takes the purchase from the store. Gross revenues are reduced by actual customer returns and a provision for estimated future customer returns. We have had virtually no customer returns.

Accounting for income taxes – We were a limited liability company from our inception until January 12 , 2007 during which time Max Nutrition was treated as a partnership for Federal income tax purposes. Under subchapter K of the Internal Revenue members of a limited liability company are taxed separately on their distributive share of the partnership’s income whether or not that income is actually distributed.

We will account for income taxes using the liability method as required by FASB Statement No. 109, Accounting for Income Taxes. Deferred income tax assets and liabilities are determined based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.  We will then assess the likelihood that our deferred tax assets will be recovered from future taxable income.  Actual results could differ from this assessment if sufficient taxable income is not generated in future periods.  To the extent we determine the need to establish a valuation allowance or increase such allowance in a period; we must include an expense within the tax provision in the accompanying statement of operations.  The management of the corporation will periodically estimate the probable tax obligations of the corporation using historical experience in tax jurisdictions and informed judgments.  There are inherent uncertainties related to the interpretation of tax regulations in the jurisdictions in which the corporation transacts business.  The judgments and estimates made at a point in time may change based on the outcome of tax audits, as well as changes to or further interpretations of regulations.  If such changes take place, there is a risk that the tax rate may increase or decrease in any period. Currently, we are not confronted with material uncertainties because our income has been minimal, and we have de minimis differences between book and taxable income. The level of uncertainties is likely to increase if and when the level of our business operations increases.

Off Balance Sheet Arrangements

We have no off balance sheet arrangements, obligations under any guarantee contracts or contingent obligations. We also have no other commitments, other than the costs of being a public company that will significantly increase our operating costs or cash requirements in the future.

Seasonality

Typically, the demand for health and wellness products in California, where our two retail offices are located, is not seasonal.

BUSINESS

Max Nutrition was incorporated as Wink Stone LLC, a limited liability company, in March 2005 and was converted into a corporation, incorporated in the state of Nevada, on January 12 , 2007 with the name Max Nutrition, Inc. We commenced revenue producing operations in June 2004 as an unincorporated entity D/B/A Max Nutrition. We have two full time employees and one part-time employee. One full time employee and the part-time employee are our two directors.

Max Nutrition operates within the large and growing nutritional supplements retail industry.  We are a retailer, located in West Hollywood, California, of health and wellness products, including vitamins, minerals, herbal, and specialty supplements, sports nutrition products, diet products and athletic sportswear. A significant majority of our products are nationally known brand names from unaffiliated entities such as Max Muscle, Optimum Nutrition and Myoplex.

Our product mix is focused on nutritional products, sold under nationally recognized third-party brands. We carry approximately 150 products, of which 30 to 40 comprise the majority of our sales. These products are not subject to regulation by the Food & Drug Administration or any other regulatory agency.

Approximately 50% of our products are whey-based products. Whey protein is a pure, natural, high quality protein from cow's milk. It is considered to be a rich source of the essential amino acids needed on a daily basis by the body. In its purest form, as whey protein isolate, it contains little to no fat, lactose or cholesterol. Whey protein is believed to be an excellent protein choice for individuals of all ages. It provides a number of benefits in areas including sports nutrition, weight management, immune support, bone health, and general wellness. New information on the health benefits of whey protein continues to become available as researchers discover new applications for both whey protein and its unique individual protein components.

The remaining products consist principally of power bars and energy drinks. The athletic sportswear products make up approximately 10% of our sales volume.

We operate two retail stores located on main streets in heavily traveled sections of the Hollywood area of Los Angeles. We do no advertising and depend solely on walk-in business. Many of our customers are repeat customers while others come to us by word of mouth from other customers.

We purchase our products principally using five vendors which are distributors. We generally mark up these products so that they sell for lower retail prices than at major competitors. Our payment terms with these vendors generally require payment by credit card upon placing the order. We believe that we could replace vendors easily without any interruption to our business.

Our goal is to establish price points that are below the price points for comparable products at large competitors. Our president is active in health related activities and is able to provide the time and knowledge that on site customers may not receive at large competitors. This knowledge and interaction with customers enables us to understand and gauge customer demand for product and brand types as well as changes in demand.

Approximately 65% of sales are made by credit card, and 35% of sales are cash sales. Product returns have been de minimis.

Industry Overview

We operate within the nutritional supplements retail industry. According to Nutrition Business Journal’s Supplement Business Report 2005, this industry generated approximately $21 billion in sales in 2005 and is projected to grow at an average annual rate of 4% per year for the next five years.

We expect the following trends to propel the continued expansion of the industry. These are:

Continued Focus on Health: Our customers and potential customers are generally striving to lead active lifestyles and focus on healthy living and nutrition. We believe that a significant portion of our population today is involved in some way with health. We believe that growth in the nutritional supplements industry will continue to be driven by consumers who increasingly embrace health and wellness as a critical part of their lifestyles.

Age of Population: The average age in the United States is increasing. Baby boomers are reaching age 65 or older and this trend is expected to increase through 2020. It is our opinion that these people will be more likely to increase their use of nutritional supplements.

Rising Healthcare Costs: The cost of medical care and insurance continues to increase in the United States. To reduce this cost, many consumers take preventive measures, including alternative medicines and nutritional supplements.

Americas Focus on Fitness: Since more people are being classified as obese, we believe that a growing number of individuals are becoming interested in taking sports nutrition products to increase energy, endurance, and strength during exercise and to aid recovery after exercise.

Competition

Participants in our industry include supermarkets, mass merchants, specialty retailers, mail-order companies, drugstores, multi-level marketing organizations, and a variety of smaller retail outlets like us. Most supermarkets, mass merchants and drugstores, have fewer nutritional supplement products, mainly, vitamins and herbs, with less specialized sales associates than us.

Within the immediate vicinity of our store located on Santa Monica Boulevard, we have competition from two enterprises, Trader Joes and Power Zone. Both enterprises have minimal product offerings consisting principally of power bars. Within the immediate vicinity of the store located on Sunset Boulevard is a 24 hour fitness center and a Hollywood Gym, both of which offer products that are generally more expensive than ours.

Most of our competitors have substantially more financial and other resources, significantly greater number of employees and greater name recognition than do we. We cannot provide any assurances that our approach to customer service will be successful given the disparity in resources in comparison to our competitors.

Intellectual Property

We have no patents or trademarks.

Employees

At June 20, 2007, we had two full time employees and one part-time employee; one full time employee is Nicholas Stone, our president, who devotes 40 hours per week to us at our Santa Monica Boulevard location; the other full time employee works 40 hours per week at our Sunset Boulevard location. The part-time employee, Jennifer L. Stone, the wife of Nicholas Stone, devotes approximately 30 hours per week of her time on an as needed basis at both stores. There are no written employment contracts or agreements.

Property

We currently operate out of two locations. One is located at 8531 Santa Monica Blvd., West Hollywood, CA 90069. We started operating this store in April 2004, and it serves as our principal address. Our other store, which we started operating in June 2002, is located at 7073 Sunset Boulevard, Los Angeles, CA 90028. Both stores have the same operating hours: Monday to Friday from 11 AM to 6 PM and 11 AM to 4 PM on Saturday and Sunday.

The Santa Monica store comprises approximately 1,000 square feet while the Sunset Boulevard property comprises approximately 850 square feet. The size of each of these locations is adequate for our current needs.

Leases for these locations expire in 2009 and 2010, respectively, and call for aggregate annual rentals of:

Year ending October 31,	Amount

2007	$84,704
2008	88,118
2009	75,088
2010	37,140

Mr. Stone personally guarantees our leases.

Litigation

We are not party to any pending, or to our knowledge, threatened litigation of any type.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our management consists of:

Name	Age	Title
Nicholas Stone	38	President, CEO, CFO, Treasurer, Principal Accounting Officer and Chairman
Jennifer L. Stone	24	Secretary and director

Nicholas Stone – Mr. Stone has been our president since. Mr. Stone has owned and operated a privately-owned tanning salon In Los Angeles since 1997 and founded us in 2004. Mr. Stone was born in Croatia and is now a citizen of the United States. He holds a law degree from the University of Croatia.

Jennifer L Stone – Ms. Stone, the wife of Nicholas Stone, became secretary and a director in January 2007. She has assisted Mr. Stone in operating our business since her graduation from UCLA in 2004.

Possible Potential Conflicts

No member of management is or will be required by us to work on a full time basis, although our president currently devotes full time to us. Accordingly, certain conflicts of interest may arise between us and our officer(s) and director(s) in that they may have other business interests in the future to which they devote their attention, and they may be expected to continue to do so although management time must also be devoted to our business.  As a result, conflicts of interest may arise that can be resolved only through their exercise of such judgment as is consistent with each officer's understanding of his fiduciary duties to us.

Currently we have only two officers, both of whom also serve as directors, and are married to each other, and are in the process of seeking to add additional officer(s) and/or director(s) as and when the proper personnel are located and terms of employment are mutually negotiated and agreed.

Board of Directors

All directors hold office until the completion of their term of office, which is not longer than one year, or until their successors have been elected.  All officers are appointed annually by the board of directors and, subject to existing employment agreements (of which there are currently none), serve at the discretion of the board. Currently, directors receive no compensation for their role as directors but may receive compensation for their role as officers. The terms of office of both directors expire on October 31, 2007.

As long as we have an even number of directors, tie votes on issues are resolved in favor of the chairman’s vote.

Committees of the Board of Directors

Concurrent with having sufficient members and resources, the Max Nutrition board of directors will establish an audit committee and a compensation committee.  We believe that we will need a minimum of five directors to have effective committee systems. The audit committee will review the results and scope of the audit and other services provided by the independent auditors and review and evaluate the system of internal controls.  The compensation committee will manage the stock option plan and review and recommend compensation arrangements for the officers. No final determination has yet been made as to the memberships of these committees or when we will have sufficient members to establish committees.  See “Executive Compensation” elsewhere in this prospectus.

All directors will be reimbursed by Max Nutrition for any expenses incurred in attending directors' meetings provided that Max Nutrition has the resources to pay these fees.  Max Nutrition will consider applying for officers and directors liability insurance at such time when it has the resources to do so.

Stock Option Plan

Pursuant to January 13, 2007 board of directors approval and subsequent stockholder approval, Max Nutrition adopted our 2007 Non-Statutory Stock Option Plan (the “Plan”) whereby we reserved for issuance up to 1,500,000 shares of our common stock.  Non-Statutory Stock Options do not meet certain requirements of the Internal Revenue Service as compared to Incentive Stock Options which meet the requirements of Section 422 of the Internal Revenue Code. Nonqualified options have two disadvantages compared to incentive stock options. One is that recipients have to report taxable income at the time that they exercise the option to buy stock, and the other is that the income is treated as compensation, which is taxed at higher rates than long-term capital gains. We intend to file a Registration Statement on Form S-8 so as to register those 1,500,000 shares of common stock underlying the options in the Plan once we are eligible to do so which will be after we are subject to the 1934 Act Reporting Requirements and have filed all required reports during the preceding 12 months or such shorter period of time as required.

No options are outstanding or have been issued under the Plan as of June 20, 2007 ..

As previously indicated, the board of directors, on January 13, 2007, adopted the Plan so as to provide a long-term incentive for employees, non-employee directors, consultants, attorneys and advisors of Max Nutrition and our subsidiaries, if any.  The board of directors believes that our policy of granting stock options to such persons will provide us with a potential critical advantage in attracting and retaining qualified candidates.  In addition, the Plan is intended to provide us with maximum flexibility to compensate plan participants.  We believe that such flexibility will be an integral part of our policy to encourage employees, non-employee directors, consultants, attorneys and advisors to focus on the long-term growth of stockholder value.  The board of directors believes that important advantages to Max Nutrition are gained by an option program such as the Plan which includes incentives for motivating our employees, while at the same time promoting a closer identity of interest between employees, non-employee directors, consultants, attorneys and advisors on the one hand, and our stockholders on the other.

The principal terms of the Plan are summarized below.

Summary Description of the Max Nutrition Imports, Ltd. 2007 Non-Statutory Stock Option Plan

The purpose of the Plan is to provide directors, officers and employees of, as well as consultants, attorneys and advisors to, Max Nutrition and our subsidiaries, if any, with additional incentives by increasing their ownership interest in Max Nutrition.  Directors, officers and other employees of Max Nutrition and our subsidiaries, if any, are eligible to participate in the Plan.  Options in the form of Non-Statutory Stock Options (“NSO”) may also be granted to directors who are not employed by us and consultants, attorneys and advisors to us providing valuable services to us and our subsidiaries.  In addition, individuals who have agreed to become an employee of, director of or an attorney, consultant or advisor to us and/or our subsidiaries are eligible for option grants, conditional in each case on actual employment, directorship or attorney, advisor and/or consultant status.  The Plan provides for the issuance of NSO’s only, which are not intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code, as amended.  Further, NSO’s have two disadvantages compared to ISO’s in that recipients of NSOs must report taxable income at the time of NSO option exercise and income from NSO’s is treated as compensation which is taxed at higher rates than long-term capital gains.

Our board of directors or a compensation committee (once established) will administer the Plan with the discretion generally to determine the terms of any option grant, including the number of option shares, exercise price, term, vesting schedule and the post-termination exercise period.  Notwithstanding this discretion (i) the term of any option may not exceed 10 years and (ii) an option will terminate as follows: (a) if such termination is on account of termination of employment for any reason other than death, without cause, such options shall terminate one year thereafter; (b) if such termination is on account of death, such options shall terminate 15 months thereafter; and (c) if such termination is for cause (as determined by the board of directors and/or compensation committee), such options shall terminate immediately.  Unless otherwise determined by the board of directors or compensation committee, the exercise price per share of common stock subject to an option shall be equal to no less than 10% of the fair market value of the common stock on the date such option is granted.  No NSO shall be assignable or otherwise transferable except by will or the laws of descent and distribution or except as permitted in accordance with SEC Release No.33-7646 as effective April 7, 1999.

The Plan may be amended, altered, suspended, discontinued or terminated by the board of directors without further stockholder approval, unless such approval is required by law or regulation or under the rules of the stock exchange or automated quotation system on which the common stock is then listed or quoted.  Thus, stockholder approval will not necessarily be required for amendments which might increase the cost of the Plan or broaden eligibility except that no amendment or alteration to the Plan shall be made without the approval of stockholders which would:

a.

decrease the NSO price (except as provided in paragraph 9 of the Plan) or change the classes of persons eligible to participate in the Plan, or

b.

extend the NSO period, or

c.

materially increase the benefits accruing to Plan participants, or

d.

extend the expiration date of the Plan.

Unless otherwise indicated the Plan will remain in effect for a period of ten years from the date adopted unless terminated earlier by the board of directors except as to NSOs then outstanding, which shall remain in effect until they have expired or been exercised.

Equity Compensation Plan Information
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	-	-	1,500,000
Equity compensation plans not approved by security holders	-	-	-
Total	-	-	1,500,000

Summary Compensation Table

The following table shows for the periods ended October31, 2006 and 2005, compensation awarded to or paid to, or earned by, our Chief Executive Officer, and our Secretary (the “Named Executive Officers”).

Name and Principal Position	Year	Salary	Bonus	Option Awards	Total
Nicholas Stone	2006	$10,000	-	-	$10,000
CEO and CFO	2005	48,000	-	-	$48,000

Jennifer L. Stone	2006	-	-	-	-
Secretary	2005	-	-	-	-

Outstanding Equity Awards at Fiscal Year End

There are no outstanding equity awards at October 31, 2006.

PRINCIPAL SHAREHOLDERS

As of June 20, 2007, we had 10,000,000 shares of common stock outstanding which are held by 40 shareholders. The chart below sets forth the ownership, or claimed ownership, of certain individuals and entities. This chart discloses those persons known by the board of directors to have or to claim to have, beneficial ownership of more than 5% of the outstanding shares of our common stock as of June 20, 2007; of all directors and executive officers of Max Nutrition; and of our directors and officers as a group:

Name and Address of Beneficial Owner (a)	Number of Shares Beneficially Owned (b)	Percent of Class
Nicholas Stone	9,100,000	91
Jennifer L. Stone	200,000	2

Officers and Directors as a group ( 2 members)	9,300,000	93
(a) The address for each person is 8531 Santa Monica Blvd. West Hollywood, CA 90069.

(b) Unless otherwise indicated, Max Nutrition believes that all persons named in the table have sole voting and investment power with respect to all shares of the common stock beneficially owned by them.  A person is deemed to be the beneficial owner of securities which may be acquired by such person within 60 days from the date indicated above upon the exercise of options, warrants or convertible securities.  Each beneficial owner’s percentage ownership is determined by assuming that options, warrants or convertible securities that are held by such person (but not those held by any other person) and which are exercisable within 60 days of the date indicated above, have been exercised. Nicholas Stone and Jennifer L. Stone are each deemed to beneficially own 93.1% of our shares of common stock consisting of the 9,100,000 shares held by Nicholas Stone, the 200,000 shares held by Jennifer L. Stone and the 10,000 shares held by their minor daughter, Jade Stone.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We currently lease retail space located at 8531 Santa Monica Blvd. West Hollywood, CA 90069 and 7073 Sunset Boulevard, Los Angeles, CA 90028. The leases are guaranteed by Nicholas Stone.

The sole promoters of Max Nutrition are our president, Nicholas Stone, and our secretary, Jennifer L. Stone. Ms. Stone is the wife of Mr. Stone. Each of these persons may be considered to be an underwriter for purposes of this offering.

In January 2007, Max Nutrition issued 9,100,000 shares of its common stock to its president in exchange for all of the outstanding membership units of Wink Stone LLC in effect converting Wink Stone from a limited liability company to a corporation with our current name. In addition, 200,000 shares of our common stock were sold To Jennifer L. Stone, the wife of our president who is also a director, in January 2007 for $ 200.

DESCRIPTION OF CAPITAL STOCK

Introduction

Max Nutrition, Inc. was incorporated as a limited liability company in March 2005 and was converted into a corporation, incorporated in the state of Nevada, on January 12, 2007. Max Nutrition is authorized to issue 74,000,000 shares of common stock and 1,000,000 shares of preferred stock.  All shares have a par value of $.001

Preferred Stock

Max Nutrition’s certificate of incorporation authorizes the issuance of 1,000,000 shares of preferred stock with designations, rights and preferences determined from time to time by our board of directors. No shares of preferred stock have been designated, issued or are outstanding. Accordingly, our board of directors is empowered, without stockholder approval, to issue up to 1,000,000 shares of preferred stock with voting, liquidation, conversion, or other rights that could adversely affect the rights of the holders of the common stock. Although we have no present intention to issue any shares of preferred stock, there can be no assurance that we will not do so in the future.

Among other rights, our board of directors may determine, without further vote or action by our stockholders:

•

the number of shares and the designation of the series;

•

whether to pay dividends on the series and, if so, the dividend rate, whether dividends will be cumulative and, if so, from which date or dates, and the relative rights of priority of payment of dividends on shares of the series;

•

whether the series will have voting rights in addition to the voting rights provided by law and, if so, the terms of the voting rights;

•

whether the series will be convertible into or exchangeable for shares of any other class or series of stock and, if so, the terms and conditions of conversion or exchange;

•

whether or not the shares of the series will be redeemable and, if so, the dates, terms and conditions of redemption and whether there will be a sinking fund for the redemption of that series and, if so, the terms and amount of the sinking fund; and

•

the rights of the shares of the series in the event of our voluntary or involuntary liquidation, dissolution or winding up and the relative rights or priority, if any, of payment of shares of the series.

We presently do not have plans to issue any shares of preferred stock. However, preferred stock could be used to dilute a potential hostile acquirer.  Accordingly, any future issuance of preferred stock or any rights to purchase preferred shares may have the effect of making it more difficult for a third party to acquire control of us. This may delay, defer or prevent a change of control in our company or an unsolicited acquisition proposal. The issuance of preferred stock also could decrease the amount of earnings attributable to, and assets available for distribution to, the holders of our common stock and could adversely affect the rights and powers, including voting rights, of the holders of our common stock.

Common Stock

Our certificate of incorporation authorizes the issuance of 74,000,000 shares of common stock.  There are 10,000,000 shares of our common stock issued and outstanding at June 20, 2007 which are held by 40 shareholders.  The holders of our common stock:

•

have equal ratable rights to dividends from funds legally available for payment of dividends when, as and if declared by the board of directors;

•

are entitled to share ratably in all of the assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

•

do not have preemptive, subscription or conversion rights, or redemption or access to any sinking fund; and

•

are entitled to one non-cumulative vote per share on all matters submitted to stockholders for a vote at any meeting of stockholders.

See also Plan of Distribution subsection entitled “Any market that develops in shares of our common stock will be subject to the penny stock restrictions which will make trading difficult or impossible” regarding negative implications of being classified as a “Penny Stock.”

Authorized but Un-issued Capital Stock

Nevada law does not require stockholder approval for any issuance of authorized shares. However, the marketplace rules of the NASDAQ, which would apply only if our common stock were ever listed on the NASDAQ which is unlikely to happen in the foreseeable future, require stockholder approval of certain issuances of common stock equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of common stock, including in connection with a change of control of Max Nutrition, the acquisition of the stock or assets of another company or the sale or issuance of common stock below the book or market value price of such stock. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital or to facilitate corporate acquisitions.

One of the effects of the existence of un-issued and unreserved common stock may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our board by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares of our common stock at prices higher than prevailing market prices.

Shareholder Matters

As an issuer of "penny stock" the protection provided by the federal securities laws relating to forward looking statements does not apply to us if our shares are considered to be penny stocks.  Although the federal securities law provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any claim that the material provided by us, including this prospectus, contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading.

As a Nevada corporation, we are subject to the Nevada Revised Statutes ("NRS" or "Nevada law"). Certain provisions of Nevada law create rights that might be deemed material to our shareholders. Other provisions might delay or make more difficult acquisitions of our stock or changes in our control or might also have the effect of preventing changes in our management or might make it more difficult to accomplish transactions that some of our shareholders may believe to be in their best interests.

Directors' Duties. Section 78.138 of the Nevada law allows our directors and officers, in exercising their powers to further our interests, to consider the interests of our employees, suppliers, creditors and customers. They can also consider the economy of the state and the nation, the interests of the community and of society and our long-term and short-term interests and shareholders, including the possibility that these interests may be best served by our continued independence. Our directors may resist a change or potential change in control if they, by a majority vote of a quorum, determine that the change or potential change is opposed to or not in our best interest. Our board of directors may consider these interests or have reasonable grounds to believe that, within a reasonable time, any debt which might be created as a result of the change in control would cause our assets to be less than our liabilities, render us insolvent, or cause us to file for bankruptcy protection

Amendments to Bylaws - Our articles of incorporation provide that the power to adopt, alter, amend, or repeal our bylaws is vested exclusively with the board of directors.  In exercising this discretion, our board of directors could conceivably alter our bylaws in ways that would affect the rights of our shareholders and the ability of any shareholder or group to effect a change in our control; however, the board would not have the right to do so in a way that would violate law or the applicable terms of our articles of incorporation.

Transfer Agent

The Transfer Agent for our common stock is Action Stock Transfer Company, 7069 S. Highland Drive, Suite 300 , Salt Lake City, UT 84121. Its telephone number is 801-274-1088.

PLAN OF DISTRIBUTION

The selling stockholders may offer the shares at various times in one or more of the following transactions:

•

on any market that might develop;

•

in transactions other than market transactions;

•

by pledge to secure debts or other obligations;

•

1purchases by a broker-dealer as principal and resale by the broker-dealer for its account; or

•

in a combination of any of the above

___________________

1  If any of the selling shareholders enter into an agreement after the effectiveness of our registration statement to sell all or a portion of their shares in Max Nutrition to a broker-dealer as principal and the broker-dealer is acting as underwriter, Max Nutrition will file a post-effective amendment to its registration statement identifying the broker-dealer, providing the required information on the Plan of Distribution, revising disclosures in its registration statement as required and filing the agreement as an exhibit to its registration statement.

Selling stockholders will sell at a fixed price of $.01 per share until our common shares are quoted on the Over- the-Counter Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers.

The selling stockholders may use broker-dealers to sell shares. If this happens, broker-dealers will either receive discounts or commissions from the selling stockholders, or they will receive commissions from purchasers of shares for whom they have acted as agents. To date, no discussions have been held or agreements reached with any broker/dealers.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

The selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholders cannot assure that all or any of the shares offered in this prospectus will be sold by the selling stockholders. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be "underwriters" as that term is defined under the Securities Act or the Exchange Act of 1934, as amended, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

Affiliates and/or promoters of Max Nutrition (i.e., both are our officers and directors, Nicholas Stone and Jennifer L. Stone) who are offering their shares for resale and any broker-dealers who act in connection with the sale of the shares hereunder will be deemed to be "underwriters" of this offering within the meaning of the Securities Act, and any commissions they receive and proceeds of any sale of the shares may be deemed to be underwriting discounts and commissions under the Securities Act.

Selling shareholders and any purchasers of our securities should be aware that any market that develops in our common stock will be subject to “penny stock” restrictions.

We will pay all expenses incident to the registration, offering and sale of the shares other than commissions or discounts of underwriters, broker-dealers or agents. We have also agreed to indemnify the selling stockholders against certain liabilities, including liabilities under the Securities Act.

This offering will terminate on the earlier of the:

a.

date on which the shares are eligible for resale without restrictions pursuant to Rule 144 under the Securities Act or

b.

date on which all shares offered by this prospectus have been sold by the selling stockholders.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Selling shareholders and any purchasers of our securities should be aware that any market that develops in our stock will be subject to the penny stock restrictions.

The trading of our securities, if any, will, for the forseeable future, be in the over-the-counter markets which are commonly referred to as the OTCBB as maintained by the NASD.  As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of, our securities.

SEC Rule 15g-9 (as most recently amended and effective September 12, 2005) establishes the definition of a "penny stock," for purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions. It is likely that our shares will be considered to be penny stocks for the immediately foreseeable future. For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person's account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

•

the basis on which the broker or dealer made the suitability determination, and

•

that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.  The above-referenced requirements may create a lack of liquidity, making trading difficult or impossible, and accordingly, shareholders may find it difficult to dispose of our shares.

State Securities – Blue Sky Laws

There is no public market for our common stock, and there can be no assurance that any market will develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as "Blue Sky" laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue-sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. Accordingly, investors may not be able to liquidate their investments and should be prepared to hold the common stock for an indefinite period of time.

Selling Securityholders may contact us directly to ascertain procedures necessary for compliance with Blue Sky Laws in the applicable states relating to Sellers and/or Purchasers of Max Nutrition shares of common stock.

We intend to apply for listing in Mergent, Inc. which, once published, will provide Max Nutrition with “manual” exemptions in 33 states as indicated in CCH Blue Sky Law Desk Reference at Section 6301 entitled “Standard Manuals Exemptions.”

Thirty-three states have what is commonly referred to as a "manual exemption" for secondary trading of securities such as those to be resold by selling stockholders under this registration statement. In these states, so long as we obtain and maintain a listing in Mergent, Inc. or Standard and Poor's Corporate Manual, secondary trading of our common stock can occur without any filing, review or approval by state regulatory authorities in these states. These states are: Alaska, Arizona, Arkansas, Colorado, Connecticut, District of Columbia, Florida, Hawaii, Idaho, Indiana, Iowa, Kansas, Maine, Maryland, Massachusetts, Michigan, Mississippi, Missouri, Nebraska, New Jersey, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Rhode Island, South Carolina, Texas, Utah, Washington, West Virginia and Wyoming. We cannot secure this listing, and thus this qualification, until after our registration statement is declared effective. Once we secure this listing, secondary trading can occur in these states without further action.

We currently do not intend to and may not be able to qualify securities for resale in other states which require shares to be qualified before they can be resold by our shareholders.

Limitations Imposed by Regulation M

The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholders defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Exchange Act, as amended, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other such person. In the event that the selling stockholders are deemed affiliated purchasers or distribution participants within the meaning of Regulation M, then the selling stockholders will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In regards to short sells, the selling stockholder is contractually restricted from engaging in short sells. In addition, if a short sale is deemed to be a stabilizing activity, then the selling stockholder will not be permitted to engage in a short sale of our common stock. All of these limitations may affect the marketability of the shares.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of such distribution. We will make copies of this prospectus available to the selling stockholders and have informed them of the need for delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the shares offered hereby. We assume no obligation to so deliver copies of this prospectus or any related prospectus supplement.

LEGAL MATTERS

The validity of the issuance of the shares of common stock offered hereby will be passed upon for us by Gary B. Wolff, P.C., 805 Third Avenue, 21st Floor, New York, New York 10022. Gary B. Wolff, president and sole stockholder of Gary B. Wolff, P.C., owns 300,000 shares of our common stock.

EXPERTS

The financial statements of Max Nutrition, Inc. as of October 31, 2006 and the years ended October 31, 2006 and 2005, included in this prospectus have been audited by  independent registered public accountants and have been so included in reliance upon the report of MantylaMcReynolds, LLC given on the authority of such firm as experts in accounting and auditing.

UNAUDITED INTERIM STATEMENTS

The information for the interim periods ended April 30, 2007 and 2006 is unaudited; however, it includes all adjustments considered necessary by management for a fair presentation of our financial condition and results of operations.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form SB-2, including exhibits, schedules and amendments, under the Securities Act with respect to the shares of common stock to be sold in this offering. This prospectus does not contain all the information included in the registration statement. For further information about us and the shares of our common stock to be sold in this offering, please refer to our registration statement.

As of the effective date of this prospectus, Max Nutrition became subject to the informational requirements of the Securities Exchange Act of 1934, as amended.  Accordingly, we will file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference room at 100 F Street, N. E., Washington, D.C. 20549. You should call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings will also be available to the public at the SEC's web site at "http:/www.sec.gov."

You may request, and we will voluntarily provide, a copy of our filings, including our annual report which will contain audited financial statements, at no cost to you, by writing or telephoning us at the following address:

Max Nutrition, Inc.

8531 Santa Monica Blvd.

West Hollywood, CA 90069

310-360-9242

Max Nutrition, Inc.

FINANCIAL STATEMENTS INDEX

 REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Max Nutrition, Inc.

Hollywood, CA

We have audited the accompanying balance sheet of Max Nutrition, Inc. as of October 31, 2006 and the related statements of operations, stockholders’ deficit and cash flows for the years ended October 31, 2006 and 2005. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting.  Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Max Nutrition, Inc. as of October 31, 2006 and the results of its operations and its cash flows for the years ended October 31, 2006 and 2005 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that Max Nutrition, Inc. will continue as a going concern.  As discussed in Note 3 to the financial statements, the Company has negative working capital and recurring losses which raises substantial doubt about the Company’s ability to continue as a going concern. Management's plans in regards to these matters are also described in Note 3.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ MantylaMcReynolds, LLC

Mantyla McReynolds, LLC

March 13, 2007

Salt Lake City, Utah

MAX NUTRITION, INC.

Balance Sheet

October 31, 2006

ASSETS

CURRENT ASSETS:
Cash	$7,137
Inventories	20,952
Due from affiliate	8,214
Total Current Assets	36,303

EQUIPMENT

Equipment	8,100
Accumulated depreciation	(4,050)
Net	4,050

DEPOSITS	8,460

TOTAL ASSETS	$48,813

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES:
Accrued expenses	$49,194
Total Current Liabilities	49,194

STOCKHOLDERS’ DEFICIT:
Preferred stock at $0.001 par value; authorized, 1,000,000 shares; no shares issued or outstanding	-
Common stock at $0.001 par value; authorized 74,000,000 shares; 9,100,000 shares issued and outstanding	9,100
Accumulated deficit	(9,481)
Net Stockholders’ Deficit	(381)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$48,813

   See notes to financial statements.

MAX NUTRITION, INC.

Statements of Operations

For the years ended October 31, 2006 and 2005

		2006		2005

Sales		$484,838		$630,692

Cost of sales		365,030		406,695

Gross profit		119,808		223,997

General and administrative		136,672		246,742
Net Loss		$(16,864)		$(22,745)

Basic and diluted loss per share	$	*	$	*

Pro forma Results:

Net loss per above		$(16,864)		$(22,745)
Income taxes (benefit)		(3,373)		(7,961)
Net loss		$(13,491)		$(14,784)

Basic and diluted loss per share	$	*	$	*

Weighted average number of common shares outstanding		9,100,000		9,100,000

* Less than $.01 per share

See notes to financial statements.

MAX NUTRITION, INC.

Statement of Stockholders’ Deficit

	Membership Units	Common Shares	Amount	Retained Earnings (Deficit)	Total

Balance, November 1, 2004	$9,100	-	$-	$30,128	$39,228

Common stock issued in exchange for membership units on January 12, 2007	(9,100)	9,100,000	9,100	-	-

Net loss	-	-	-	(22,745)	(22,745)
Balance October 31, 2005	-	-	-	7,383	16,483

Net loss	-	-	-	(16,864)	(16,864)
Balance, October 31, 2006	$-	9,100,000	$9,100	$(9,481)	$(381)

See notes to financial statements

MAX NUTRITION, INC.

Statements of Cash Flows

For the years ended October 31, 2006 and 2005

	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(16,864)	$(22,745)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	1,620	1,620
Changes in assets and liabilities:
(Increase) decrease in inventories	1,348	(3,600)
Increase in accrued expenses	19,977	25,781
Net Cash Provided by Operating Activities	6,081	1,056

CASH FLOWS FROM INVESTING ACTIVITIES:
Net Cash Provided by Investing Activities	-	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Net Cash Provided by Financing Activities	-	-

INCREASE IN CASH	6,081	1,056

CASH AT BEGINNING OF YEAR	1,056	-
CASH AT END OF YEAR	$7,137	$1,056

SUPPLEMENTAL SCHEDULE OF CASH FLOW ACTIVITIES:
Cash Paid For:
Income taxes	$-	$-
Interest	$-	$-

See notes to financial statements.

MAX NUTRITION, INC.

Notes to the Financial Statements

October 31, 2006

NOTE 1 - ORGANIZATION

Max Nutrition, Inc. (the “Company”) commenced operations as an unincorporated entity D/B/A Max Nutrition in June 2004 and was organized by its then sole owner as Wink Stone LLC, a limited liability company, in March 2005. It was converted into a C corporation, incorporated in the state of Nevada, on January 12, 2007 in a transaction in which the newly-formed corporation exchanged 9,100,000 shares of common stock for all of the outstanding membership units of Wink Stone, LLC. All membership units were held by and all shares of common stock were issued to the Company’s president. No cash consideration was paid. As of the date of the exchange, January 12, 2007, Wink Stone, LLC was in a negative net capital position and, as such, no value was given to the stock issued by the newly formed corporation.  Therefore, the shares were recorded to reflect the $.001 par value and paid in capital was recorded as a negative amount ($910).  In other words, no net value was assigned to these shares. The acquisition process utilizes the capital structure of the Company and the assets and liabilities of Wink Stone which are recorded at historical cost. The Company applied Topic 4B of the Staff Accounting Bulletins issued by the Securities and Exchange Commission, by reclassifying all of the Company’s undistributed earnings and losses to additional paid-in capital as of January 12, 2007.

The Company is located in California and is a retailer of health and wellness products, including vitamins, minerals, herbal, and specialty supplements, sports nutrition products, diet products and athletic sportswear.

The accompanying financial statements have been prepared as if the Company had its corporate capital structure as of the first date of the first period presented.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

          a.  Year-end

The Company has elected a fiscal year ending on October 31.

          b.  Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

          c.  Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

          d.  Inventory

Inventory, consisting of finished goods, is stated at the lower of cost or market, determined by the first-in, first-out method. Inventory is evaluated on an ongoing basis to determine if there is damaged good or products that are not in saleable condition. If such products are identified, they are written down. Actual write-downs have been de minimis.

          e. Equipment

Equipment is stated at cost less accumulated depreciation and is summarized as follows:

	Cost	Accumulated Depreciation	Net
Equipment	$8,100	$(4,050)	4,050
Total	$8,100	$(4,050)	4,050

Depreciation is calculated using the straight line method over a useful life of five years. Depreciation expense for the years ended October 31, 2006 and 2005 was $1,620 and $1,620, respectively. Expenditures for maintenance and repairs are charged to expense as incurred.

          f.  Basic and Diluted Income Per Common Share

Basic and diluted net income per common share has been calculated by dividing the net income/(loss) for the year by the basic and diluted weighted average number of shares outstanding assuming that the capital structure in place upon the adoption of the Company’s current articles of incorporation had occurred as of the beginning of the first period presented.

          g.   Revenue Recognition

The Company recognizes revenues in accordance with the Securities and Exchange Commission, Staff Accounting Bulletin (SAB) number 104, “Revenue Recognition.”  SAB 104 clarifies application of U. S. generally accepted accounting principles to revenue transactions.

Revenue is recognized at the moment a sale to a customer is complete. The Company is a retail business. Sales are complete when a customer makes payment in cash or by credit cared and takes the purchase from the store. Gross revenues are reduced by actual customer returns and a provision for estimated future customer returns, which is based on management’s estimates after a review of historical customer returns. Actual sales returns occur quickly after a sale has been made and have been negligible. No allowance for sales returns was recorded at October 31, 2006.

          h.  Shipping and Handling Costs

Shipping and handling costs incurred by the Company to obtain inventory are included in inventory.

          i. Advertising Costs

The Company expenses advertising costs as incurred.  For the years ended October 31, 2006 and 2005, the Company incurred $1,400 and $15,288, respectively.

          j .  Impact Of New Accounting Standards

In June 2003, the Securities and Exchange Commission (“SEC”) adopted final rules under Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”). Commencing with the Company’s Annual Report for the year ending October 31, 2008, the Company is required to include a report of management on the Company’s internal control over financial reporting. The internal control report must include a statement of management’s responsibility for establishing and maintaining adequate internal control over financial reporting for the Company; of management’s assessment of the effectiveness of the Company’s internal control over financial reporting as of year end; of the framework used by management to evaluate the effectiveness of the Company’s internal control over financial reporting; and that the Company’s independent accounting firm has issued an attestation report on management’s assessment of the Company’s internal control over financial reporting, which report is also required to be filed as part of the Annual Report on Form 10-KSB.

In May 2005, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 154, Accounting Changes and Error Corrections a replacement of APB No. 20 and FAS No. 3 (“SFAS No.154”). SFAS 154 changes the requirements for the accounting for and reporting of a change in accounting principle.  SFAS 154 also applies to all voluntary changes in accounting principle.  It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions.  When a pronouncement includes specific transition provisions, those provisions should be followed. SFAS 154 is effective for all accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The Company believes the adoption of SFAS 154 will not have an impact on its financial condition and results of operations.

In February 2006, the FASB issued SFAS No. 155, Accounting for Certain Hybrid Financial Instruments (“SFAS No. 155”), which amends SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities  (“SFAS No. 133”) and SFAS No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities (“SFAS No. 140”). This statement amends SFAS No. 133 to permit fair value remeasurement for any hybrid instrument that contains an embedded derivative that otherwise would require bifurcation. This statement also eliminates the interim guidance in SFAS No. 133 Implementation Issue D-1, which provides that beneficial interests in securitized financial assets are not subject to the provisions of SFAS No. 133. Finally, this statement amends SFAS No. 140 to eliminate the restriction on the passive derivative instruments that a qualifying special-purpose entity may hold. This statement is effective for all financial instruments acquired or issued in first fiscal years beginning after December 15, 2006. Management is assessing the potential impact of SFAS No. 155 on the Company’s financial condition and results of operations.

In March 2006, the FASB issued SFAS No. 156, Accounting for Servicing of Financial Assets—an amendment of FASB Statement No. 140 (“SFAS No. 156”), that provides guidance on accounting for separately recognized servicing assets and servicing liabilities. In accordance with the provisions of SFAS No. 156, separately recognized servicing assets and servicing liabilities must be initially measured at fair value, if practicable. Subsequent to initial recognition, the Company may use either the amortization method or the fair value measurement method to account for servicing assets and servicing liabilities within the scope of this Statement. The Company will adopt SFAS No. 156 in fiscal year 2007. The adoption of this Statement is not expected to have a material effect on the Company’s financial condition and results of operations.

In April 2006, the FASB issued FSP FIN 46R-6, Determining the Variability to Be Considered in Applying FASB Interpretation No. 46R which requires the variability of an entity to be analyzed based on the design of the entity. The nature and risks in the entity, as well as the purpose for the entity’s creation are examined to determine the variability in applying FIN 46R, Consolidation of Variable Interest Entities (“FIN 46R”). The variability is used in applying FIN 46R to determine whether an entity is a variable interest entity, which interests are variable interests in the entity, and who is the primary beneficiary of the variable interest entity. This statement is effective for all reporting periods beginning after June 15, 2006. Management does not expect this statement to have a significant impact on the Company’s financial condition and results of operations.

In July 2006, the FASB issued FASB Interpretation Number 48, Accounting for Uncertainty in Income Taxes, an Interpretation of FASB Statement No. 109 (“FIN 48”). FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken in a tax return. The Company must determine whether it is “more-likely-than-not” that a tax position will be sustained upon examination, including resolution of any related appeals or litigation processes, based on the technical merits of the position. Once it is determined that a position meets the more-likely-than-not recognition threshold, the position is measured to determine the amount of benefit to recognize in the financial statements. FIN 48 applies to all tax positions related to income taxes subject to FASB Statement No. 109, Accounting for Income Taxes. The interpretation clearly scopes out income tax positions related to FASB Statement No. 5, Accounting for Contingencies. We will adopt the provisions of this statement on July 1, 2007. The cumulative effect of applying the provisions of FIN 48 will be reported as an adjustment to the opening balance of retained earnings on July 1, 2007. We do not anticipate that the adoption of this statement will have a material effect on the Company’s financial condition and results of operations.

Management does not believe that any recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

NOTE 3 - GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. At October 31, 2006, the Company has limited financial resources, has not established a source of equity or debt financing, has negative working capital and has incurred operating losses in the most recent two fiscal years. These factors, among others, indicate that the Company's continuation as a going concern is dependent upon its ability to achieve profitable operations or obtain adequate financing. The financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

The Company is seeking to increase its sales to generate profits by increasing its marketing efforts and aggressively reviewing its pricing policy and product mix.

NOTE 4 - STOCKHOLDERS’ EQUITY

The Company commenced operations as an unincorporated entity D/B/A Max Nutrition in June 2004 and was organized as Wink Stone LLC, a limited liability company, in March 2005. It was converted into a corporation, incorporated in the state of Nevada, on January 12 , 2007 at which time all membership units in Wink Stone LLC were exchanged for 9,100,000 shares of the Company. All membership units were held by and all shares of common stock were issued to the Company’s president. No cash consideration was paid.

Stock Option Plan

Pursuant to a January 13, 2007 Board of Directors approval and subsequent stockholder approval, the Company adopted its 2007 Non-Statutory Stock Option Plan (the “Plan”) whereby it reserved for issuance up to 1,500,000 shares of its common stock to directors, officers, employees, consultants and professionals. The purpose of the Plan is to provide recipients with additional incentives by increasing their ownership interest in the Company.   The Plan provides for the issuance of Non-Statutory Stock Options only, which are not intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code, as amended. The Plan expires in 2017.

No options are outstanding or have been issued under the Plan as of March 12, 2007.

NOTE 5 – DUE FROM AFFILIATE / RELATED PARTY TRANSACTIONS

The receivable of $8,214 at October 31, 2006 is due from a company owned by the Company’s president. The receivable is noninterest-bearing and has no specified maturity date.

In January 2007 the Company sold 200,000 shares of the Company’s common stock to its secretary /director, who is also the wife of the Company’s president for $200.

NOTE 6 – INCOME TAXES

The Company was a limited liability company, until January 12 , 200 7 during which time the Company was treated as a partnership for Federal income tax purposes. Under subchapter K of the Internal Revenue Code members of a limited liability company are taxed separately on their distributive share of the partnership’s income whether or not that income is actually distributed.

Since January 12 , 2007, the Company accounts for income taxes under FASB Statement No. 109, Accounting for Income Taxes. Deferred income tax assets and liabilities are determined based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

NOTE 7 – COMMITMENTS

The Company is obligated for leases covering two retail locations. The first lease expires on June 15, 2009 with current monthly rent of $3,583. The second lease expires on August 31, 2010 with current monthly rent of $3,399. Both lease s also require a monthly payment for the Company’s share of common area operating expenses. These leases, which are guaranteed by the Company’s President, call for the following minimum annual payments.

Year ending October 31,	Amount

2007	$84,704
2008	88,118
2009	75,088
2010	37,140

Rent expense was $76,331 in 2006 and $69,410 in 2005.

NOTE 8 – SUBSEQUENT EVENT

On January 20, 2007, 900,000 shares of the Company’s common stock were sold to 39 shareholders at $.001 per share for an aggregate amount of $900. Of these 900,000 shares, 250,000 (27.8%) shares were sold to people directly related to at least one officer or director and 330,000 (36.7%) shares were sold to the Company’s counsel or holders associated with the firm of its counsel.

MAX NUTRITION, INC.

Balance Sheet

April 30, 2007

(unaudited)

ASSETS

CURRENT ASSETS:
Cash	$643
Inventories	17,083
Due from affiliate	8,214
TOTAL ASSETS	25,940

EQUIPMENT

Equipment	8,100
Accumulated depreciation	(4,860)
Net	3,240

DEPOSITS	8,460

TOTAL ASSETS	$37,640

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES:
Accrued expenses	$54,844
Total Current Liabilities	54,844

STOCKHOLDERS’ DEFICIT:
Preferred stock at $0.001 par value; authorized, 1,000,000 shares; no shares issued or outstanding	-
Common stock at $0.001 par value; authorized 74,000,000 shares; 10,000,000 shares issued and outstanding	10,000
Accumulated deficit	(27,204)
Total Stockholders’ Deficit	(17,204)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$37,640

See accompanying notes to financial statements.

MAX NUTRITION, INC.

Statements of Operations

For the six months ended April 30, 2007 and 2006

(unaudited)

	2007	2006

Sales	$169,225	$251,947

Cost of sales	117,762	178,547

Gross profit	51,463	73,400

General and administrative	69,186	75,281
Net loss

Net Loss	$(17,723)	$(1,881)

Basic and diluted loss per share	$(0.00)	$(0.00)

Weighted average number of common shares outstanding	9,602,210	9,100,000

See accompanying notes to financial statements.

MAX NUTRITION, INC.

Statements of Cash Flows

For the six months ended April 30, 2007 and 2006

(unaudited)

	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(17,723)	$(1,881)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	810	810
Change in net operating assets	9,519	1,458
Net Cash Provided by (Used in) Operating Activities	(7,394)	387

CASH FLOWS FROM INVESTING ACTIVITIES
Sale of common stock	900	-

CHANGE IN CASH	(6,494)	387

CASH AT BEGINNING OF PERIOD	7,137	1,056
CASH AT END OF PERIOD	$643	$1,443

See accompanying notes to financial statements.

MAX NUTRITION, INC.

Notes to the Financial Statements

(unaudited)

1.

BASIS OF PRESENTATION

The accompanying interim financial statements for the three-month periods ended March 31, 2007 and 2006 are unaudited and include all adjustments (consisting of normal recurring adjustments) considered necessary by management for a fair presentation. The results of operations realized during an interim period are not necessarily indicative of results to be expected for a full year. These financial statements should be read in conjunction with the information filed as part of the Company’s Registration Statement on Form SB-2, of which this Prospectus is a part.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported amount of revenues and expenses during the reporting period. Actual results could differ from these estimates.

2.

STOCKHOLDERS’ DEFICIT

On January 20, 2007, the Company sold 900,000 shares of its common stock to 39 shareholders for $900 in cash. Of the 900,000 shares, 250,000 (27.8%) shares were sold to people directly related to at least one officer or director and 330,000 (36.7%) shares were sold to the Company’s counsel or holders associated with the firm of its counsel.

Pursuant to a January 13, 2007 Board of Directors approval and subsequent stockholder approval, the Company adopted its 2007 Non-Statutory Stock Option Plan (the “Plan”) whereby it reserved for issuance up to 1,500,000 shares of its common stock to directors, officers, employees, consultants and professionals. The purpose of the Plan is to provide recipients with additional incentives by increasing their ownership interest in the Company.   The Plan provides for the issuance of Non-Statutory Stock Options only, which are not intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code, as amended. The Plan expires in 2017.

No options are outstanding or have been issued under the Plan as of March 12, 2007.

3.

GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. At April 30, 2007, the Company has limited financial resources, has not established a source of equity or debt financing, has negative working capital and has incurred operating losses in the most recent two fiscal years. These factors, among others, indicate that the Company's continuation as a going concern is dependent upon its ability to achieve profitable operations or obtain adequate financing. The financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

The Company is seeking to increase its sales to generate profits by increasing its marketing efforts and aggressively reviewing its pricing policy and product mix.

This prospectus is part of a registration statement we filed with the SEC. You should rely only on the information or representations provided in this prospectus. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

No one (including any salesman or broker) is authorized to provide oral or written information about this offering that is not included in this prospectus.

The information contained in this prospectus is correct only as of the date set forth on the cover page, regardless of the time of the delivery of this prospectus.

Until October 21, 2007, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

1,800,000 Shares

Max Nutrition, Inc.

Common Stock

PROSPECTUS

July 24, 2007

TABLE OF CONTENTS

PROSPECTUS SUMMARY

2

SUMMARY FINANCIAL DATA

3

USE OF PROCEEDS

14

SELLING STOCKHOLDERS

14

DETERMINATION OF OFFERING PRICE

14

DIVIDEND POLICY

18

MARKET FOR SECURITIES

18

NOTE REGARDING FORWARD-LOOKING STATEMENTS

19

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

19

BUSINESS

24

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

27

PRINCIPAL SHAREHOLDERS

31

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

31

DESCRIPTION OF CAPITAL STOCK

32

PLAN OF DISTRIBUTION

35

LEGAL MATTERS

39

EXPERTS

39

WHERE YOU CAN FIND MORE INFORMATION